UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
August 31, 2018
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PLURALSIGHT, INC.
(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-38498 (Commission File Number)	82-3605465 (I.R.S. Employer Identification Number)
182 North Union Avenue Farmington, Utah 84025
(Address of principal executive offices and zip code)
(801) 784-9007
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2018, Pluralsight, LLC (“Pluralsight”), a subsidiary of Pluralsight, Inc. (the “Company”), entered into a Lease Agreement (the “Lease”) with Highline Office 1, L.C. (the “Landlord”).
The Lease is for an office building consisting of approximately 348,000 gross square feet to be constructed by the Landlord on property located in Draper, Utah (the “Premises”) expected to become the Company’s new corporate headquarters. The initial term of the Lease commenced on August 31, 2018 and Pluralsight will begin to pay basic annual rent in monthly installments on the earlier to occur of the date the Company opens for business in the leased Premises or June 24, 2020 (which date may be extended by construction delays) (the “Rent Commencement Date”). The term of the Lease continues for 15 years from the Rent Commencement Date. Pluralsight has a right to extend the term of the Lease for up to three additional five-year periods.
The annual rent amount will be determined based on the cost of construction of the Premises. Based on the current estimate of the cost of construction, the basic rent amount for the first year following the Rent Commencement Date will be an amount equal to $7,875,000, and the annual rent amount will increase by two percent each year beginning on the first anniversary of the Rent Commencement Date. In the event the costs incurred by the Landlord exceed the agreed upon cost of construction, the Landlord may elect to pay such amounts and add such amounts to the cost of construction and increase the basic rent amount or require Pluralsight to pay such amounts. The Landlord has agreed to a rent abatement, pursuant to which the Landlord will forego basic rent payments up to an amount approximately equal to $3,170,021.
The foregoing description is a summary of certain terms of the Lease, and, by its nature, is incomplete. It is qualified in its entirety by the text of the Lease, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pluralsight, Inc.

August 31, 2018	/s/	James Budge
James Budge
Chief Financial Officer